UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2010 (December 15, 2010)
AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 South Front Street Memphis, Tennessee	38103

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 495-6500
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
AutoZone, Inc. 2011 Equity Incentive Award Plan. At the Annual Meeting of Stockholders of AutoZone, Inc. (“AutoZone”) on December 15, 2010, AutoZone’s stockholders approved the AutoZone, Inc. 2011 Equity Incentive Award Plan (“Plan”). The Plan previously had been approved by AutoZone’s Board of Directors (the “Board”) on October 17, 2010, subject to stockholder approval, and became effective immediately upon such stockholder approval. The Plan will allow AutoZone to provide equity-based compensation to non-employee directors and employees for their service to AutoZone or its subsidiaries or affiliates.
The Plan authorizes the Compensation Committee of the Board (the “Compensation Committee”) or the Board, where applicable, to grant stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, deferred stock, stock payments, performance share awards and other incentive awards. The Plan also authorizes the Compensation Committee to grant awards payable in the form of common stock that are intended to qualify as “performance-based compensation” under Internal Revenue Code of 1986, as amended (the “Code”) Section 162(m).
The aggregate number of shares of common stock available for equity grants pursuant to the Plan is equal to the sum of (i) 2,886,756, which is equal to the aggregate number of shares available for issuance on December 15, 2010 under the AutoZone, Inc. 2006 Stock Option Plan, the AutoZone, Inc. First Amended and Restated 2003 Director Compensation Plan and the AutoZone, Inc. First Amended and Restated 2003 Director Stock Option Plan (collectively, the “Prior Plans”) and (ii) any shares subject to awards outstanding under the Prior Plans as of December 15, 2010 which, on or after December 15, 2010, are forfeited or otherwise terminate or expire for any reason without the issuance of such shares. The number of shares authorized for grant as incentive stock options is 2,886,756. As of December 15, 2010, no further awards will be granted for issuance pursuant to the Prior Plans, as well as pursuant to the AutoZone, Inc. Third Amended and Restated 1996 Stock Option Plan, the AutoZone, Inc. Second Amended and Restated 1998 Director Compensation Plan and the AutoZone, Inc. Fourth Amended and Restated 1998 Director Stock Option Plan; however any outstanding awards under any of those plans will continue to be subject to the terms and conditions of the applicable plan. The maximum aggregate number of shares of common stock that may be subject to one or more awards granted to any one participant pursuant to the Plan during any calendar year is 200,000.

The aggregate number of shares of AutoZone common stock available for equity grants pursuant to the Plan will be reduced by two shares for every share delivered in settlement of an award other than (i) a stock option, (ii) a stock appreciation right or (iii) any other award for which the holder pays the intrinsic value existing as of the date of grant (such awards, “Full Value Awards”), and each other award will be treated as using one share for each share subject to such award. To the extent that any award other than a Full Value Award is forfeited, expires or is settled in cash without the delivery of shares to the holder, then any shares subject to the award will again be available for the grant of an award pursuant to the Plan; if such forfeited, expired or cash-settled award is a Full Value Award, then the number of shares available under the Plan will be increased by two shares for each share subject to the award that is forfeited, expired or cash-settled.
The Plan is administered by the Compensation Committee, or such other committee of members of the Board as the Board may designate from time to time, except the Board shall conduct the general administration of the Plan with respect to awards granted to non-employee directors. The Compensation Committee may, except to the extent prohibited by applicable law or the listing standards of the New York Stock Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members or to one or more officers of AutoZone. However, the Compensation Committee may not make any delegation of its authority with regard to the granting of awards to (i) individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended, (ii) certain employees with respect to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code or (iii) officers or directors of AutoZone to whom authority to grant or amend awards has been delegated pursuant to the Plan.
The Plan also contains provisions with respect to payment of purchase prices, vesting and expiration of awards, treatment of awards upon a change of control of AutoZone, adjustments for stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements. The Plan may be amended or terminated by the Board at any time. Outstanding grants may be amended by the Compensation Committee or the Board (subject to the provisions of the Plan); provided, that such amendment does not impair the rights of the participant holding such grant without his or her consent, except to the extent the amendment is made to cause the Plan or grant to comply with applicable laws. If it is not terminated sooner, the Plan will terminate on the tenth anniversary of the date on which the Plan was adopted by the Board, except with respect to then-outstanding grants.
The above summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, which is attached as Exhibit A to AutoZone’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 25, 2010 and incorporated herein by reference.
Performance-Based Restricted Stock Units Award Agreement. On December 15, 2010, the Compensation Committee of AutoZone’s Board of Directors approved a Performance-Based Restricted Stock Units Award Agreement (“Agreement”) between AutoZone and William C. Rhodes, III, AutoZone’s Chairman, President and Chief Executive Officer, awarding Mr. Rhodes a grant of restricted stock units (the “Restricted Stock Units”) with respect to 25,000 shares of AutoZone’s common stock pursuant to the Plan.

All or a portion of the Restricted Stock Units may be earned in accordance with the following terms and conditions:
(i) 100% of the Restricted Stock Units shall be earned either (A) on the date on which AutoZone’s common stock achieves a Fair Market Value (as defined in the Plan) equal to or greater than $461.12 per share for five consecutive trading days (the “Share Value Performance Condition”) at any time during the period beginning October 1, 2010 and ending on (and including) October 1, 2015 or (B) AutoZone achieves a Diluted Earnings Per Share (as defined in the Agreement) equal to or greater than $29.94 (the “EPS Performance Condition”) on the last day of any fiscal year during the period beginning October 1, 2010 and ending on (and including) August 29, 2015; or
(ii) In the event that neither the Share Value Performance Condition nor the EPS Performance Condition is met on or before October 1, 2015, eighty percent (80%) of the Restricted Stock Units shall be earned if the Share Value Performance Condition is satisfied during the period beginning October 1, 2010 and ending on (and including) October 1, 2016 or the EPS Performance Condition is satisfied during the period beginning October 1, 2010 and ending on (and including) August 27, 2016.
Any Restricted Stock Units that become earned shall vest immediately upon the earliest to occur of the following dates on or after the date on which they have been earned: (i) October 1, 2015, (ii) October 1, 2016 or (iii) the date of Mr. Rhodes’ termination of employment with AutoZone by reason of a termination by AutoZone without Cause or due to the Mr. Rhodes’ death or Disability (each, as defined in the Agreement).
The vested Restricted Stock Units will be paid in shares of AutoZone common stock. Unless Mr. Rhodes elects to defer the payment of the shares of AutoZone common stock with respect to the Restricted Stock Units in accordance with Section 409A of the Code, all of the Restricted Stock Units that become vested will be paid in shares of AutoZone common stock as soon as practicable at the earliest to occur of the following dates on or after the date on which they become vested: (i) October 1, 2015, (ii) October 1, 2016 or (iii) the date of Mr. Rhodes’ qualifying termination of employment by the Company without Cause or due to his death or Disability.
Any Restricted Stock Units which have not been earned as of the date on which Mr. Rhodes’ employment with AutoZone terminates for any reason shall not become vested.
The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.2 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At AutoZone’s Annual Meeting of Stockholders held on December 15, 2010, the stockholders took the following actions:
The stockholders elected ten directors, each of whom will hold office until the Annual Meeting of Stockholders to be held in 2011 and until his or her successor is duly elected and qualified. The tabulation of votes with respect to each nominee for director was as follows:

			Broker Non-
Nominee	Votes For	Votes Withheld	Votes
William C. Crowley	35,222,855	1,815,082	1,305,868
Sue E. Gove	36,871,925	166,012	1,305,868
Earl G. Graves, Jr.	36,854,583	183,354	1,305,868
Robert R. Grusky	36,835,100	202,837	1,305,868
J. R. Hyde, III	36,708,672	329,265	1,305,868
W. Andrew McKenna	36,869,065	168,872	1,305,868
George R. Mrkonic, Jr.	36,850,660	187,277	1,305,868
Luis P. Nieto	36,872,925	165,012	1,305,868
William C. Rhodes, III	36,541,834	496,103	1,305,868
Theodore W. Ullyot	36,853,596	184,341	1,305,868
Adoption of the Plan was approved by stockholders. The tabulation of votes on this matter was as follows:
33,046,354 votes for
3,966,522 votes against
25,061 abstentions
1,305,868 broker non-votes
The Audit Committee’s designation of Ernst & Young LLP as AutoZone’s independent registered public accounting firm for the fiscal year ending August 27, 2011 was ratified by the stockholders. The tabulation of votes on this matter was as follows:
38,028,491 votes for
298,479 votes against
16,835 abstentions
There were no broker non-votes for this item.
Item 8.01. Other Events.
On December 15, 2010, AutoZone issued a press release announcing that its Board of Directors has authorized the repurchase of an additional $500 million of its common stock in connection with AutoZone’s ongoing share repurchase program. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed with this Current Report pursuant to Item 5.02 and 8.01:
(d) Exhibits

10.1	AutoZone, Inc. 2011 Equity Incentive Award Plan (incorporated by reference to Exhibit A to AutoZone’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 25, 2010).

10.2	Performance-Based Restricted Stock Units Award Agreement dated December 15, 2010, between AutoZone, Inc. and William C. Rhodes, III.

99.1	Press Release dated December 15, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOZONE, INC.
By:	/s/ Harry L. Goldsmith
Harry L. Goldsmith
Executive Vice President, General Counsel and Secretary
Dated: December 15, 2010

EXHIBIT INDEX

10.1	AutoZone, Inc. 2011 Equity Incentive Award Plan (incorporated by reference to Exhibit A to AutoZone’s Definitive Proxy Statement filed with the Securities and Exchange Commission on October 25, 2010).

10.2	Performance-Based Restricted Stock Units Award Agreement dated December 15, 2010, between AutoZone, Inc. and William C. Rhodes, III.

99.1	Press Release dated December 15, 2010.